UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 27, 2020

HEXION INC.
(Exact Name of Registrant as Specified in Its Charter)
New Jersey
(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad St., Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)
614-225-4000
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
    Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None		None
    Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company  ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01        Other Events
On September 27, 2020, Hexion Inc. (the “Company”) entered into a definitive agreement (the “Purchase Agreement”) for the sale of its Phenolic Specialty Resins ("PSR"), Hexamine and European-based Forest Products Resins businesses (the “Business”) to Black Diamond Capital Management, LLC and Investindustrial (the “Buyers) for a purchase price of approximately $425 million. The consideration consists of $335 million in cash and certain assumed liabilities with the remainder in future proceeds based on the performance of the Business.

Assets included in the transaction are the Company’s manufacturing sites in Barry, United Kingdom; Cowie, United Kingdom; Lantatron, Spain; Botlek, Netherlands; Iserlohn, Germany; Frielendorf, Germany; Sobiate, Italy; Kitee, Finland; Louisville, Kentucky; Acme, North Carolina; and the Company's 50% ownership interest in Hexion Schekinoazot Holding B.V., a joint venture that manufactures forest products resins in Russia.

The Business produces phenolic specialty resins and engineered thermoset molding compounds used in applications that require extreme heat resistance and strength, such as after-market automotive and original equipment manufacturing (“OEM”) truck brake pads, filtration, aircraft components and foundry resins. The Business is also a significant producer of formaldehyde-based resins in Europe and merchant formaldehyde and formaldehyde derivatives in the Louisville and Acme plants, respectively. Formaldehyde-based resins, also known as forest products resins, are a key adhesive and binding ingredient used in the production of a wide variety of engineered lumber products, including medium density fiberboard (“MDF”), particleboard and oriented strand board (“OSB”). These products are used in a wide range of applications in the construction, remodeling and furniture industries. Merchant formaldehyde and formaldehyde derivatives are intermediate ingredients that are used in a variety of durable and industrial products. The Business generated annual sales of approximately $600 million in 2019, and is reported within the Adhesives reportable segment of the Company. The sale is subject to customary closing conditions, including Works Council consultation, and is expected to close in the first quarter of 2021.

Until the closing date, the Company has agreed to operate the Business in the ordinary course. The Company has agreed to provide certain transitional services to the Buyers for a limited period of time following the closing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEXION INC.

Date:	September 28, 2020	/s/ George F. Knight
George F. Knight
Executive Vice President, Chief Financial Officer